UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.  Material Modification to Rights of Security Holders

On December 30, 2024, the Board amended the designation of a series of the Company’s Series V Preferred Stock and filed an Amended and Restated Certificate of Designation of Rights, Privileges, Preferences, and Restrictions of Series V Preferred Stock (the “A&R Certificate of Designation”) with the Secretary of State of the State of Delaware to establish the rights, privileges, preferences, and restrictions of the Series V Preferred Stock. The A&R Certificate of Designation became effective upon filing on December 30, 2024. The number of authorized shares of Series V Preferred Stock is 25,000,000 shares. The following is a summary of the principal terms of the A&R Certificate of Designation:

Dividends

The holders of the Series V Preferred Stock do not have any preferential dividend rights and shall be entitled to receive dividends, if any, only if, when, and as declared by the Board in its sole and absolute discretion.

Voting Rights

Each share of Series V Preferred Stock shall have the right to take action by written consent or vote in number equal to two times the number of shares of the Company’s Common Stock into which such shares of Series V Preferred Stock are then convertible. These voting rights may be exercised by vote at an annual meeting of the stockholders of the Company or at a special meeting of the stockholders of the Company or by written consent of the holders of Series V Preferred Stock. Except as otherwise required by law or by the Articles of Incorporation of which the A&R Certificate of Designation is a part, the holders of shares of Common Stock and shares of Series V Preferred Stock shall vote together and not as separate classes.

Conversion

Each share of Series V Preferred Stock shall be convertible into one-third of a share of Common Stock, in the manner set forth in this paragraph and as further described in the A&R Certificate of Designation. Each share of Series V Preferred Stock will automatically be converted into one-third fully paid and nonassessable share of Common Stock on the fourth anniversary of the date on which the holder’s shares of Series V Preferred Stock were issued (each, an “Automatic Conversion”). In addition, at any time, or from time to time, from and after the first anniversary of the date on which a holder’s shares of Series V Preferred Stock were issued, but prior to the date of the Automatic Conversion, such holder shall be entitled, upon written notice to the Company and the transfer agent (or solely to the Company if the Company serves as its own transfer agent for the Series V Preferred Stock), to convert each of such holder’s shares of Series V Preferred Stock then held into one-third of a fully paid and nonassessable share of Common Stock.

Liquidation Preference

Upon any Liquidation Event (as defined in the A&R Certificate of Designation), before any distribution or payment shall be made to the holders of any class or series of the Company’s capital stock ranking junior to the Series V Preferred Stock, the holders of the Series V Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to an aggregate of $1.00 allocated among all of the then-issued and outstanding shares of Series V Preferred Stock (the “Preference Value”). After the payment of the Preference Value of the shares of the Series V Preferred Stock as set forth in the A&R Certificate of Designation, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company’s Common Stock and other classes or series of the Company’s capital stock in the manner provided by law or the charter documents of the Company.

Trading Market

There is no established trading market for any of the Series V Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series V Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series V Preferred Stock will be limited.

The foregoing descriptions of the A&R Certificate of Designation and the Series V Preferred Stock are qualified in their entirety by reference to the full text of the A&R Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and which is incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Designation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: January 6, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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